Exhibit 99.3

Pliant Corporation Income (Loss) from Continuing Operations Before Income Taxes and
EBITDA(R)/Segment Profit Reconciliation

	Twelve Months Ended	Twelve Months Ended
Amounts in $ millions	December 31, 2006	December 31, 2005

Income(Loss) from continuing operarations before income taxes	$185,086	$(109,853)
Add (Deduct)
Interest	79,928	155,072
Depreciation and amortization	40,630	40,538
Impairment of fixed assets	280	—
Impairment of goodwill	109,984	—
Restructuring costs	(641)	2,436
Reorganization costs	82,369	3,802
Gain on extinguishment of debt	(393,665)	—

Segment profit	$103,971	$91,995

Pliant Corporation Free Cash Flow

	Twelve Months Ended	Twelve Months Ended
Amounts in $ millions	December 31, 2006	December 31, 2005

Cash flow provided by (used in) continuing operating activities	$59,567	$(57,070)
Less: Cash flows from continuing investment activities	(37,844)	(28,312)
Free cash flow	$21,723	$(85,382)